Exhibit 99.1
For Immediate Release
Company Contact:
Robert Bannon
Vice President, Investor Relations & Corporate Communications
MiddleBrook Pharmaceuticals, Inc.
rbannon@middlebrookpharma.com
301-944-6710
MiddleBrook Pharmaceuticals Files Definitive Proxy Statement
With Respect to Proposed $100 Million Investment from EGI
GERMANTOWN, Md. – July 30, 2008 – MiddleBrook Pharmaceuticals, Inc. (Nasdaq: MBRK), a pharmaceutical company focused on developing and commercializing novel anti-infective products, today announced that it has filed with the Securities and Exchange Commission, and will mail to MiddleBrook stockholders on or around August 6, 2008, its definitive proxy materials seeking stockholder approval of the proposed equity issuance under its previously announced agreement with EGI-MBRK, L.L.C. (EGI), an affiliate of Equity Group Investments, L.L.C., for a $100 million equity investment in the Company and related amendments to MiddleBrook’s stock incentive plan.
If stockholder approval is received, then promptly following such approval:
•	MiddleBrook will issue to EGI 30,303,030 shares of its common stock and a five-year warrant to purchase a total of 12,121,212 shares of common stock at an exercise price of $3.90 per share, for an aggregate purchase price of $100 million; and

•	the MiddleBrook Pharmaceuticals, Inc. Stock Incentive Plan will be amended to increase the number of shares of common stock reserved for issuance thereunder by 7,000,000 shares from 9,348,182 shares to 16,348,182 shares and to increase the maximum number of shares of Common Stock that may be granted as awards under the plan during any one fiscal year to any one individual from 1,000,000 shares to 3,000,000 shares.
In addition and as previously announced, Edward M. Rudnic, Ph.D. will step down from his current position as MiddleBrook’s President and CEO and will be replaced by John Thievon, effective upon the closing of the equity issuance to EGI. Likewise, David Becker will be appointed as MiddleBrook Executive Vice President, Finance and CFO, replacing Robert C. Low as MiddleBrook’s principal financial officer.
A special meeting of MiddleBrook stockholders to vote on the proposed equity issuance and the proposed plan amendment has been scheduled for September 4, 2008, at 8:30 a.m., local time, at the Company’s headquarters in Germantown, Maryland. The MiddleBrook Board of Directors has unanimously approved the equity issuance and the plan amendment. The affirmative vote of the majority of shares of common stock present in person or represented by proxy at the special meeting and entitled to vote is required to approve each of the proposed equity issuance and plan amendment.
MiddleBrook stockholders of record as of July 31, 2008 will be entitled to vote at the special meeting. Stockholders entitled to vote at the special meeting may also vote by mail, telephone or via the Internet by following instructions included in the proxy statement and printed on the proxy card which accompanies the proxy statement.
The transaction with EGI is expected to close immediately following stockholder approval. Three of MiddleBrook’s largest stockholders, HealthCare Ventures, Rho Ventures and Deerfield Management, have entered into voting agreements with EGI and the Company, agreeing to vote their shares of MiddleBrook common stock in favor of the proposed equity issuance and plan amendment. These MiddleBrook shareholders collectively represent approximately 37 percent of the Company’s currently outstanding shares of common stock.
“We at EGI look forward to receiving stockholder approval and working with Health Care Ventures and Rho Ventures as a co-investor in MiddleBrook and to renewing our relationship with John and Dave, who were so productive at Adams Respiratory Therapeutics,” stated William C. Pate, managing director of EGI and incoming MiddleBrook director.
If the closing of the proposed equity issuance occurs, then upon such closing MiddleBrook will use (i) approximately $11 million to repurchase its Keflex assets previously sold to certain Deerfield entities, and to terminate its ongoing royalty obligations to certain Deerfield entities, and (ii) approximately $8.8 million to redeem certain warrants to purchase 3,000,000 shares of common stock from each of the Deerfield entities that has irrevocably exercised its option to require the Company to redeem such warrants. The Company intends to use the balance of the proceeds to support the creation of a sales and marketing infrastructure supporting the commercial launch of MOXATAG™, for restarting the clinical development of its once-daily PULSYS version of Keflex® and the pediatric version of its Amoxicillin PULSYS product which were previously on-hold, and for working capital and general corporate purposes.
The shares of common stock proposed to be issued to EGI and the shares issuable upon the exercise of the related warrant will not be registered under the Securities Act of 1933, as amended, or state securities laws, and may not be offered or sold in the United States without being registered with the Securities and Exchange Commission (“SEC”) or through an applicable exemption from SEC registration requirements. The shares and warrants were offered and are proposed to be sold only to EGI. MiddleBrook has agreed to file a registration statement with the SEC covering the resale of the shares, the shares underlying the warrant and any additional shares of common stock that may be issued to or purchased by EGI or its permitted transferees after the date of the closing.
This news release is not an offer to sell or the solicitation of an offer to buy the shares of the Company.
Additional Information about the Transaction and Where to Find It:
This communication is being made in respect of the proposed equity issuance by MiddleBrook Pharmaceuticals, Inc. to EGI and the related plan amendment. In connection therewith, MiddleBrook Pharmaceuticals, Inc. has filed a definitive proxy statement with the SEC. MiddleBrook stockholders are urged to read the proxy statement carefully and in its entirety because it contains important information about the proposed equity issuance and the plan amendment. The definitive proxy statement will be mailed to MiddleBrook stockholders on or about August 6, 2008. In addition, the proxy statement and other documents are available free of charge from the SEC internet web site, http://www.sec.gov. The proxy statement and other pertinent documents also may be obtained for free at MiddleBrook’s web site, www.middlebrookpharma.com or by contacting Investor Relations via email at

ir@middlebrookpharma.com, or by phone at 301-944-6600. MiddleBrook directors, officers, other members of management and employees may be deemed to be participants in the solicitation of proxies in respect to the proposed transactions. Information regarding MiddleBrook’s directors and executive officers is detailed in its annual reports on Forms 10-K previously filed with the SEC, and in the definitive proxy statement on Form 14A filed with the SEC on July 29, 2008.
ABOUT EGI:
Equity Group Investments, L.L.C. is a Chicago-based private investment firm that has an active portfolio spanning industries and continents with interests in finance, energy, pharmaceuticals, transportation, media, telecommunications and real estate. Founded 40 years ago by financier Sam Zell, the firm has a successful track record of investing in and partnering with companies to maximize their potential. Equity Group Investments, L.L.C.’s origins were in commercial real estate, and the company served as the catalyst for three of the largest real estate investment trusts in the industry’s history.
ABOUT MIDDLEBROOK PHARMACEUTICALS:
MiddleBrook Pharmaceuticals, Inc. (Nasdaq: MBRK) is a pharmaceutical company focused on the development and commercialization of anti-infective drug products that fulfill substantial unmet medical needs in the treatment of infectious disease. The Company is developing anti-infective drugs based on its novel biological finding that bacteria exposed to antibiotics in front-loaded staccato bursts, or “pulses,” are killed more efficiently and effectively than those under standard treatment regimens. Based on this finding, MiddleBrook has developed a proprietary, once-a-day pulsatile delivery technology called PULSYS®. The Company currently markets the Keflex® brand of cephalexin and has received regulatory approval for MOXATAG™ – the first and only once-daily amoxicillin product approved for marketing in the U.S. For more on MiddleBrook, please visit www.middlebrookpharma.com.
ABOUT MOXATAG:
MOXATAG™ (amoxicillin extended-release) tablets are a once-a-day extended-release formulation of amoxicillin for oral administration consisting of three components: one immediate-release and two delayed-release. The three components are combined in a specific ratio to prolong the release of amoxicillin from MOXATAG compared to immediate-release amoxicillin. MOXATAG is intended to provide a lower treatment dose, once-daily alternative to currently approved penicillin and amoxicillin regimens for the treatment of adults and pediatric patients 12 years and older with tonsillitis and/or pharyngitis.
This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on MiddleBrook’s current expectations and assumptions. These statements are not guarantees of future performance and are subject to a number of risks and uncertainties that would cause actual results to differ materially from those anticipated. The words, “believe,” “expect,” “intend,” “anticipate,” and variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. Statements in this announcement that are forward-looking include, but are not limited to, statements about the Company’s future development plans, clinical trials, potential commercial success, and any financial forecasts included in this announcement.
The actual results realized by MiddleBrook could differ materially from these forward-looking statements, depending in particular upon the risks and uncertainties described in the Company’s filings with the Securities and Exchange Commission. These include, without limitation, risks and uncertainties relating to the Company’s financial results and the ability of the Company to (1) raise additional capital and continue as a going concern, (2) increase Keflex 750 sales, (3) retain marketing approval for its MOXATAG product, (4) successfully reduce costs, (5) reach profitability, (6) prove that the preliminary findings for its product candidates are valid, (7) receive required regulatory approvals, (8) successfully conduct clinical trials in a timely manner, (9) establish its competitive position for its products, (10) develop and commercialize products that are superior to existing or newly developed competitor products, (11) develop products without any defects, (12) have sufficient capital resources to fund its operations, (13) protect its intellectual property rights and patents, (14) implement its sales and marketing strategy, (15) successfully attract and retain collaborative partners, (16) successfully commercialize and gain market acceptance for its Keflex products, (17) successfully obtain sufficient manufactured quantities of its drug products at acceptable rates, and (18) retain its senior management and other personnel. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of today’s date. MiddleBrook undertakes no obligation to update or revise the information in this announcement, whether as a result of new information, future events or circumstances or otherwise.
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